EXECUTION VERSION

PURCHASE AGREEMENT

among

Elkhorn Goldfields, LLC

Calais Resources, Inc.

Calais Resources Colorado, Inc.

and

Apollo Gold, Inc.

made as of

February 1, 2010

Table of Contents

I. Definitions		1

II. Purchase and Sale and Closing		8
2.1	Purchase and Sale	8
2.2	The Closing	8
2.3	Further Assurances	10

III. Representations and Warranties of Seller		10
3.1	Title to Shares	10
3.2	Incorporation; Power and Authority	10
3.3	Valid and Binding Agreement	10

IV. Representations and Warranties Regarding the Company		11
4.1	Incorporation; Power and Authority	11
4.2	No Breach; Consents	11
4.3	Capitalization	11
4.4	Subsidiaries	11
4.5	Brokerage	12
4.6	Disclaimer of Certain Representations or Warranties	12

V. Representations and Warranties of Buyer		12
5.1	Incorporation; Power and Authority	12
5.2	Valid and Binding Agreement	12
5.3	No Breach; Consents	12
5.4	No Other Representations; Suitability	13
5.5	Investment Intent	13
5.6	Brokerage	13
5.7	Loan Property	13
5.8	Litigation	14
5.9	No Other Representations	14

VI. Representations and Warranties of Calais		15
6.1	Incorporation; Power and Authority	15
6.2	Valid and Binding Agreement	15
6.3	No Breach; Consents	15
6.4	Loan Property	15
6.5	Litigation	17

VII. Further Agreements		17
7.1	Confidentiality	17
7.2	Release	17
7.3	Employee Benefits	18
7.4	Insurance	20
7.5	Bonding	20
7.6	Use of Seller’s Name	20
7.7	Post-Closing Access	20
7.8	Back-in Right to Caribou Property and Other Properties	21
7.9	Additional Unsecured Note; Replacement Notes	21

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7.10	Filings; Other Action	22

VIII. Conditions to Closing		22
8.1	Conditions to Buyer’s Obligations	22
8.2	Conditions to Seller’s Obligations	23

IX. Termination		24
9.1	Termination	24
9.2	Effect of Termination	25

X. Indemnification		26
10.1	Indemnification by Seller	26
10.2	Indemnification by Buyer	26
10.3	Notice of Claims	26
10.4	Third Person Claims	27
10.5	Sole and Exclusive Remedy	27
10.6	Tax Adjustment	28

XI. Allocation of Taxes; Tax Return		28
11.1	Tax Return	28
11.2	Cooperation	28
11.3	Tax Sharing Agreements	28
11.4	Tax Indemnification of Seller	28
11.5	Tax Indemnification of Buyer	29

XII. General		29
12.1	Press Releases and Announcements	29
12.2	Expenses	29
12.3	Amendment and Waiver	29
12.4	Notices	30
12.5	Assignment	31
12.6	No Third-Party Beneficiaries	31
12.7	No Partnership and No Corporate Opportunity	31
12.8	Severability	32
12.9	Complete Agreement	32
12.10	Signatures; Counterparts	32
12.11	Governing Law	32
12.12	Specific Performance	32
12.13	Jurisdiction	32
12.14	Waiver of Jury Trial	33
12.15	Construction	33
12.16	Currency	33
12.17	Time of Essence	33
12.18	Consequential or Special Damages	34

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Exhibit A – Caribou and Cross Properties
Exhibit B – Congo Property
Exhibit C – Cross-Caribou Deeds of Trust
Exhibit D – Congo Deed of Trust
Exhibit E – Instrument of Assignment
Exhibit F – Endorsement
Exhibit G – Letter Agreement, dated October 21, 2009, between Apollo Gold Corporation and Elkhorn Goldfields Inc.

iii

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) among Elkhorn Goldfields, LLC, a Delaware limited liability company (“Buyer”), Apollo Gold, Inc., a Delaware corporation (“Seller”), Calais Resources Colorado, Inc., a Nevada corporation (“Calais Colorado”), and Calais Resources, Inc., a corporation organized under the laws of British Columbia (“Calais Resources” and, together with Calais Colorado, “Calais”), is made as of February 1, 2010 (the “Effective Date”).

Recitals

WHEREAS, Seller owns all of the outstanding capital stock of Montana Tunnels Mining, Inc., a Delaware corporation (the “Company”);

WHEREAS, Buyer and/or the Lenders (as defined below) own the Loan Property (as defined below); and

WHEREAS, subject to the terms and conditions contained in this Agreement, (a) Seller desires to sell, and Buyer desires to buy, all of the outstanding capital stock of the Company, on the terms and subject to the conditions set forth in this Agreement, and (b) in consideration therefor, Buyer shall transfer to Seller all of its rights, title and interest in and to the Loan Property.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.   Definitions

“Aardvark” has the meaning set forth in the definition of Loan Property.

“Additional Unsecured Loan” has the meaning set forth in the definition of Loan Property.

“Additional Unsecured Note” means a promissory note, in a form acceptable to Seller, to be executed and delivered by Calais to Seller at Closing and representing the Additional Unsecured Loan.

 “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Ancillary Agreements” means the Instrument of Assignment, the Endorsement, the Additional Unsecured Note and all other agreements, documents, certificates or instruments executed hereunder or in connection herewith.

“Borrowers” has the meaning set forth in the definition of Loan Property.

“Business Day” means any day other than a Saturday, a Sunday, a United States federal holiday or a Colorado state banking holiday.

“Buyer” has the meaning set forth in the first paragraph of this Agreement.

“Buyer Group Member” means Buyer and its Affiliates, directors, officers, employees, agents, attorneys and consultants and their respective successors and assigns.

“Buyer’s Cafeteria Plan” means the Elkhorn Goldfields, LLC Cafeteria Plan.

“Buyer’s 401(k) Plan” means the Elkhorn Goldfields, LLC 401(k) Plan.

“Calais” has the meaning set forth in the first paragraph of this Agreement.

“Calais Colorado” has the meaning set forth in the first paragraph of this Agreement.

“Calais JV Interest” has the meaning set forth in Section 7.8.

“Calais Resources” has the meaning set forth in the first paragraph of this Agreement.

“Caribou Property” means the real property set forth on Part 2 of Exhibit A.

“Claim Notice” has the meaning set forth in Section 10.3(a).

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Date” has the meaning set forth in Section 2.2(a).

“COBRA” has the meaning set forth in Section 7.3(d).

“COBRA Continuee” means each of the employees set forth on Schedule 7.3(e).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Montana Tunnels Mining, Inc., a Delaware corporation.

“Company Common Stock” has the meaning set forth in Section 2.1.

“Company Shares” has the meaning set forth in Section 2.1.

“Confidential Information” means:

(a)           the terms of this Agreement and any and all written materials that a party hereto (the “Disclosing Party”) provides or shares with any other party (each a “Recipient”) in connection with the transactions set forth in this Agreement or the Ancillary Agreements;

(b)           the intellectual property associated with this Agreement;

(c)           any oral explanations, discussions, and other discourse involving the Disclosing Party and any Recipient concerning this Agreement or the Ancillary Agreements; and

(d)           information supplied in connection with the transactions contemplated under this Agreement or the Ancillary Agreements relating to the business, financial condition, operations, assets, and liabilities of any of the parties hereto, their Affiliates and their Subsidiaries;

but does not include information that:

(x)           is or becomes generally available to the public other than as a result of disclosure of such information by any Recipient or any of its representatives in breach of any covenant contained in this Agreement;

(y)          can be demonstrated to have been developed independently by a Recipient which has not had any access to any information that would otherwise be deemed to be “Confidential Information” pursuant to this definition; or

(z)           becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party; provided, that such source is not bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation that prohibits disclosure of such information to any Recipient.

“Congo Deed of Trust” has the meaning set forth in the definition of Loan Property.

“Congo Loan” has the meaning set forth in the definition of Loan Property.

“Congo Note” has the meaning set forth in the definition of Loan Property.

“Congo Property” means the real property set forth on Exhibit B.

“Consent” means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.

“Contract” means a contract, agreement, lease, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.

“Cross-Caribou Deeds of Trust” has the meaning set forth in the definition of Loan Property.

“Cross Property” means the real property set forth on Part 1 of Exhibit A.

“Cure Period” has the meaning set forth in Section 9.1(b)(i).

“Deeds of Trust” has the meaning set forth in the definition of Loan Property.

“Disclosing Party” has the meaning set forth in the definition of Confidential Information.

“Disclosure Schedule” means the schedule delivered by Seller to Buyer on or prior to the date of this Agreement.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Elkhorn Release Claims” has the meaning set forth in Section 7.2.

“Employee Leasing Agreement” means the Employee Leasing Agreement, dated the Closing Date, among Buyer, the Company and Apollo Gold Corporation.

“Endorsement” has the meaning set forth in Section 2.2(b)(ii)(C).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authorization” means any approval, consent, license, permit, waiver, registration or other authorization issued, granted, given, made available or otherwise required by any Governmental Entity or pursuant to Law.

“Governmental Entity” means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

“Governmental Order” means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

“Indemnified Party” has the meaning set forth in Section 10.3(a).

“Indemnitor” has the meaning set forth in Section 10.3(a).

“Instrument of Assignment” has the meaning set forth in Section 2.2(b)(ii)(B).

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means that certain joint venture relationship between Buyer and the Company governed by that certain Mine Development and Operating Agreement, dated July 28, 2006, between the Company and Elkhorn Tunnels, LLC, as amended from time to time.

“Law” means any law, ordinance, regulation, statute or treaty of any Governmental Entity.

“Lenders” has the meaning set forth in the definition of Loan Property.

“Letter of Intent” means the Letter of Intent, dated December 9, 2009, among Buyer, Apollo Gold Corporation and Calais.

“Liability” means any liability or obligation whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted, including all reclamation, restoration and cleanup activities associated with or arising out of conducting exploration and mining activities.

“Litigation” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.

“Loans” has the meaning set forth in the definition of Loan Property.

“Loan Policies” has the meaning set forth in Section 2.2(b)(ii)(E).

“Loan Property” shall mean, collectively:

(a)           that certain loan made to Calais and Aardvark Agencies, Inc. (“Aardvark” and together with Calais, the “Borrowers”) in the principal amount of $5,222,095.88 (the “Original Caribou Loan”), evidenced by a promissory note dated August 1, 2003 from Borrowers in favor of the note holders listed therein, as amended by allonges dated December 15, 2005 and December 15, 2006 (collectively, and together with any replacements or amendments thereto or thereof, the “Original Caribou Notes”), issued pursuant to that certain loan agreement, dated August 1, 2003, among Borrowers and the lenders set forth therein and a letter agreement dated December 15, 2005 among the Borrowers and MFPI Partners, LLC and secured in part by those deeds of trust (the “Cross-Caribou Deeds of Trust”) listed on Exhibit C (the beneficiaries of the Cross-Caribou Deeds of Trust being referred to herein collectively as the “Lenders”) recorded against the Caribou Property and the Cross Property, respectively, on September 5, 2003 in the Clerk and Recorder’s Office of Boulder County, Colorado;

(b)           that certain loan of $1,458,582 from MFPI Partners, LLC to Calais (and subsequently assigned to Buyer) which is not currently represented by a promissory note or related security documentation, which amount has been expended on the Cross Property (the “Additional Unsecured Loan”);

(c)           that certain loan in the original principal amount of $258,956.40 from MFPI Partners, LLC to Calais Resources (the “Congo Loan” and, together with the Original Caribou Loan and the Additional Unsecured Loan, the “Loans”) pursuant to an unsecured promissory note (the “Congo Note”), such Congo Loan having been used by Calais to purchase the Congo Property which is located in the Consolidated Caribou Mines District, and secured in part by that deed of trust (the “Congo Deed of Trust” and, together with the Cross-Caribou Deeds of Trust, the “Deeds of Trust”) listed on Exhibit D recorded against the Congo Property on December 20, 2005 at Reception No. 02745592, in the Clerk and Recorder’s Office of Boulder County, Colorado;

(d)           all extensions, amendments and other modifications related to the foregoing and all interest, fees, penalties and other expenses owed by the Borrowers under  under any of the foregoing; and

(e)           all other documents or instruments related to the foregoing including loan agreements and security documents related thereto.

“Loss” means any Litigation, Governmental Order, complaint, claim, demand, damage, deficiency, penalty, fine, cost, amount paid in settlement, liability, obligation, Tax, encumbrance, loss, expense or fee, including court costs and reasonable attorneys’ fees and expenses.

“Notes” means the Original Caribou Notes and the Congo Note.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

“Original Caribou Loan” has the meaning set forth in the definition of Loan Property.

“Original Caribou Notes” has the meaning set forth in the definition of Loan Property.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

“Plan” means every plan, fund, Contract, program and arrangement (whether written or not) for the benefit of present or former Company employees, including those intended to provide (i) medical, surgical, health care, hospitalization, dental, vision, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA) or (iii) salary continuation, unemployment, supplemental unemployment, severance, termination pay, change-in-control, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA), (w) that is maintained or contributed to by the Company, (x) that the Company has committed to implement, establish, adopt or contribute to in the future, (y) for which the Company is or may be financially liable as a result of the direct sponsor’s affiliation with the Company, or the Company’s shareholders (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the Plan is not maintained by the Company for the benefit of its employees or former employees) or (z) for or with respect to which the Company is or may become liable under any common law successor doctrine, express successor liability provisions of Law, provisions of a collective bargaining agreement, labor or employment Law or agreement with a predecessor employer.  Plan does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement and for which the Company has no present or potential liability.

“Public Filings” has the meaning set forth in Article III.

“Real Property” means the real property securing the Loan Property including the Caribou Property, the Cross Property and the Congo Property.

“Re-acquisition Agreements” has the meaning set forth in Section 6.4(c).

“Recipient” has the meaning set forth in the definition of Confidential Information.

“Remedies Exception,” when used with respect to any Person, means except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

“Replacement Original Caribou Note” means a promissory note, in a form acceptable to Seller, to be executed and delivered by Calais to Seller at the request of Seller and replacing the Original Caribou Notes.

“Replacement Congo Note” means a promissory note, in a form acceptable to Seller, to be executed and delivered by Calais to Seller at the request of Seller and replacing the Congo Note.

“Required Insurance” has the meaning set forth in Section 7.4.

 “Required Surety” has the meaning set forth in Section 7.5.

“Retained Employees” has the meaning set forth in Section 7.3(a).

“Return” means any return, declaration, report, estimate, information return and statement pertaining to any Taxes.

“SEC” means the United States Securities and Exchange Commission.

“Secondary Lien” has the meaning set forth in Section 7.8.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the first paragraph of this Agreement.

“Seller Cure Period” has the meaning set forth in Section 9.1(c)(i).

“Seller Group Member” means Seller and its Affiliates, directors, officers, employees, agents, attorneys and consultants and their respective successors and assigns.

“Seller’s Cafeteria Plan” means the Apollo Gold, Inc. Cafeteria Plan.

“Seller’s 401(k) Plan” means the Apollo Gold, Inc. Employee Savings Plan.

“Senior Lenders” means Macquarie Bank Limited, RMB Australia Holdings Limited and RMB Resources Inc.

“Stub Period” has the meaning set forth in Section 7.6.

“Subsidiary” means any Person in which a controlling ownership interest is owned, directly or indirectly, by another Person.

“Taxes” means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity upon the Company.  For purposes of this Agreement, “Taxes” also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treasury Regulation Section 1.1502-6 or comparable provisions of state, local or foreign Tax Law) and including any liability for Taxes as a transferee or successor, by Contract or otherwise.

“Treasury Regulations” means the rules and regulations under the Code.

II.   Purchase and Sale and Closing

2.1  Purchase and Sale.  At the Closing and pursuant to the terms and subject to the conditions set forth in this Agreement, (a) Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, all of the issued and outstanding shares (the “Company Shares”) of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) and (b) in consideration and payment therefor, Buyer shall assign, convey and deliver to Seller all of Buyer’s right, title and interest in and to the Loan Property.

2.2  The Closing.

(a)           The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Davis Graham & Stubbs LLP, Suite 500, 1550 Seventeenth Street, Denver, Colorado 80202, at 9:00 a.m. (Denver time) on February 1, 2010 or as soon thereafter as reasonably possible following satisfaction of the conditions set forth in Article VIII (the “Closing Date”) or at such other place and on such other date as may be mutually agreed by Buyer and Seller, in which case Closing Date means the date so agreed.  The failure of the Closing will not ipso facto result in termination of this Agreement and will not relieve any party of any obligation under this Agreement.  The Closing will be effective as of 12:00 a.m. (Denver time) on the Closing Date.

(b)           Subject to the conditions set forth in this Agreement, on the Closing Date:

(i)           Seller will deliver to Buyer:

(A)           certificates representing all of the Company Shares, free and clear of all encumbrances, duly endorsed or accompanied by duly executed stock powers;

(B)           a certificate of an appropriate officer of Seller dated the Closing Date stating that the conditions set forth in Section 8.1 have been satisfied; and

(C)           the Employee Leasing Agreement, duly executed by Apollo Gold Corporation.

(ii)           Buyer will deliver or cause to be delivered to Seller:

(A)           Evidence satisfactory to Seller in its sole discretion that Buyer is the sole owner of the Notes and the Deeds of Trust and that no other party, including the Lenders, shall have any rights in respect thereof;

(B)           a duly executed and acknowledged (by each party requested by Seller) Assignment of Promissory Note and Deed of Trust with respect to each of the Loans in the form attached hereto as Exhibit E, including the recordable Assignment of Deed of Trust attached thereto (the “Instrument of Assignment”) along with any affidavit or other instrument reasonably requested by the issuer of the Loan Policies in order to issue the endorsement described in Section 8.2(j);

(C)           a duly executed endorsement (by each party requested by Seller)  to the Original Caribou Notes, the Additional Unsecured Note and the Congo Note without recourse evidencing each of the Original Caribou Loan and the Congo Loan, respectively, in the form attached hereto as Exhibit F (the “Endorsement”);

(D)           the Additional Unsecured Note, duly executed by Calais and satisfactory, in the sole discretion of Seller, to evidence that the Additional Unsecured Loan is a valid, binding obligation enforceable against Calais (in favor of Seller) in accordance with the terms set forth therein;

(E)           the executed originals of the Original Caribou Notes and the Congo Note and copies of all related documents, instruments and files related to the Loans and the Notes, if not previously delivered to Seller;

(F)           the original of Buyer’s current lender’s title policies with respect to the Real Property to the extent not previously delivered (the “Loan Policies”);

(G)           copies of all existing and proposed easements, covenants, restrictions, agreements, leases or other documents which affect title to the Real Property that are known by Buyer and that are not disclosed by the Loan Policies;

(H)           a duly executed notice to the Borrowers that the Loans have been transferred to Seller and directing Borrowers to make all future payments under the Loans to Seller;

(I)            any other recorded closing documents as are customary for transactions of this type and reasonably requested by Seller;

(J)            a certificate of an appropriate officer of Buyer dated the Closing Date stating that the conditions set forth in Section 8.2 have been satisfied;

(K)           evidence reasonably satisfactory to Seller that the Required Insurance and the Required Surety are in place and effective; and

(L)           the Employee Leasing Agreement, duly executed by the Company and Buyer.

All actions to be taken by Buyer in connection with consummation of the transactions contemplated by this Agreement and all certificates, opinions, instruments and other documents required to be delivered by Buyer to effect the transactions contemplated by this Agreement and the Ancillary Agreements will be in form and substance reasonably satisfactory to Seller and its counsel.

(c)           All items delivered by the parties at the Closing will be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered.

2.3  Further Assurances.  After the Closing Date, each of Calais, Buyer and Seller will take, and will cause each of their Affiliates to take, all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably requested by another party to carry out any of the provisions of this Agreement and the Ancillary Agreements, including as may be required to evidence the Loans or any security interest thereunder and executing and delivering a Replacement Original Caribou Note and/or a Replacement Congo Note if requested by Seller or any of its Affiliates.

III.   Representations and Warranties of Seller

Seller represents and warrants to Buyer that, except as described in the Disclosure Schedule or in the reports, schedules, forms, statements and other documents filed with or furnished to the SEC or with the securities regulatory authorities in Canada by Apollo Gold Corporation (the “Public Filings”):

3.1  Title to Shares.  Seller owns, of record and beneficially, the Company Shares free and clear of encumbrances.

3.2  Incorporation; Power and Authority.  Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.  Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party.

3.3  Valid and Binding Agreement.  The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Seller is a party have been duly and validly authorized by Seller by all necessary corporate or equivalent action.  This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, subject to the Remedies Exception.

IV.   Representations and Warranties Regarding the Company

Seller represents and warrants to Buyer that, except as described in the Disclosure Schedule or in the Public Filings:

4.1  Incorporation; Power and Authority. The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.  The Company is duly qualified to do business as a foreign corporation in the State of Montana.  The Company is in compliance in all material respects with all provisions of its Organizational Documents.

4.2  No Breach; Consents.  Except as set forth on Schedule 4.2, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is a party by the Company will not (a) contravene any provision of the Organizational Documents of the Company; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract that is either binding upon or enforceable against the Company or any Governmental Authorization that is held by the Company; (d) result in the creation of any encumbrance upon the Company or any of the assets of the Company or (e) require any Governmental Authorization, except, in the case of clauses (b), (c), (d) or (e), any such violations, conflicts, defaults, burdens, terminations, amendments, suspensions, modifications, abandonments, accelerations, Consents, challenges or remedies that would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the Company or prevent the consummation of the transactions contemplated hereby.

4.3  Capitalization.  The authorized capital stock of the Company consists of one hundred thousand (100,000) shares of Company Common Stock, of which one hundred (100) shares of Company Common Stock are issued and outstanding and no shares of Company Common Stock are held in treasury.  All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights, are in certificated form, and have been offered, sold and issued by the Company in compliance with applicable securities Laws.  The Company is not obligated to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any capital stock of the Company nor is it obligated to grant, extend, accelerate the vesting of or enter into any option, warrant, call, subscription, convertible security, or similar arrangement in respect of the capital stock of the Company.  Except for this Agreement and under applicable securities Laws, there are no registration rights agreements, no voting trust, proxy and no restrictions on transfer with respect to any capital stock of the Company.

4.4  Subsidiaries.  The Company does not own any Subsidiary or have any ownership interest in any other Person, directly or indirectly, except for the Company’s interest in the Joint Venture.

4.5  Brokerage.  Other than Haywood Securities Inc., no Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of the Company for which Buyer or the Company is or could become liable or obligated.

4.6  Disclaimer of Certain Representations or Warranties.  THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NONE OF SELLER OR THE COMPANY (OR ANY OTHER PERSON) MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, (AND EACH OF SELLER AND THE COMPANY HEREBY DISCLAIM ANY SUCH REPRESENTATIONS OR WARRANTIES) WITH RESPECT TO (A) THE QUANTITY, QUALITY, SUITABILITY FOR MINING, AMENABILITY TO PROCESSING, OR COSTS OF MINING OF ANY MINERAL RESOURCES IN THE REAL PROPERTY CURRENTLY OWNED, LEASED, CONTROLLED OR OCCUPIED BY THE COMPANY OR (B) THE MERCHANTABILITY OR SUITABILITY FOR A PARTICULAR PURPOSE OF ANY OF THE EQUIPMENT, FIXTURES, SUPPLIES OR OTHER PERSONAL PROPERTY OWNED BY THE COMPANY, OR OTHERWISE.

V.   Representations and Warranties of Buyer

Buyer represents and warrants to Seller that:

5.1  Incorporation; Power and Authority.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party.

5.2  Valid and Binding Agreement.  The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Buyer is a party have been duly and validly authorized by Buyer by all necessary corporate action.  This Agreement and the Ancillary Agreements to which Buyer is a party have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, subject to the Remedies Exception.

5.3  No Breach; Consents.  The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Buyer is a party by Buyer will not (a) contravene any provision of the Organizational Documents of Buyer; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent, including any Consent under the Notes or any Contract or Governmental Authorization that is either binding upon or enforceable against Buyer; (d) result in the creation of any encumbrance upon the Loan Property; or (e) require any Governmental Authorization.

5.4  No Other Representations; Suitability.  Buyer is an “accredited investor”, as defined in Rule 501(a) under the Securities Act, and has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment for an indefinite period of time, and can afford to suffer the complete loss thereof.  Buyer acknowledges that Seller has given Buyer access to the documents and facilities of the Company.  Buyer acknowledges that Seller makes no representation or warranty with respect to the accuracy, reliability or completeness of the conclusions set forth in any projections, estimates or budgets delivered to or made available to Buyer regarding the future revenues, future liabilities, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company.  Buyer acknowledges that the Company Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act (which neither Seller nor any of its Affiliates has any obligation or intention to do) and such applicable state securities laws or unless an exemption from such registration is available.  Buyer further acknowledges that there is no public market for the Company Shares and, because of the substantial restrictions on the transferability of the Company Shares, it may not be possible for Buyer to readily liquidate its investment in the Company Shares, even in the case of an emergency.  Buyer has evaluated the risks involved in investing in the Company Shares and has determined that the Company Shares are a suitable investment.

5.5  Investment Intent.  Buyer is acquiring the Company Shares for its own account for investment purposes, and not with a view to the distribution thereof.  Buyer has no Contract with any Person to sell, transfer or pledge any of the Company Shares and has no plans to enter into any such Contract or arrangement.

5.6  Brokerage.  No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Buyer for which Seller or any of its Affiliates is or could become liable or obligated.

5.7  Loan Property Set forth on Schedule 5.7(a) is a true, correct and complete list of all Contracts or other documents relating to the Loan Property, true, correct and complete copies (or, in the case of oral Contracts, summaries of the materials terms thereof) of which have been provided to Seller.

(b)           Buyer is the sole, absolute owner of the Loan Property and the security interests in the Real Property granted thereby, free and clear of liens and encumbrances created by, through or under Buyer, with full right and title to assign the same and the income and profits due or to become due thereunder;

(c)           The Contracts and documents constituting the Loan Property are binding, valid and in full force and effect and are enforceable in accordance with their terms, subject to the Remedies Exception.  The Contracts and documents constituting the Loan Property have not been modified or amended except as stated on Schedule 5.7(a);

(d)           The lien of the Deeds of Trusts constituting a portion of the Loan Property are each valid, perfected and first priority liens (except as otherwise reflected in the Loan Policies);

(e)           The assignment of the Loan Property will, when executed and delivered, transfer good title to all of the same to Seller, free and clear of all liens and encumbrances;

(f)            There is no outstanding assignment or pledge by Buyer of the Loan Property or of the payments of principal and interest, income and profits due or to become due thereunder;

(g)           Except for the fact that the Notes are past due, there are no existing defaults by the Borrowers or Buyer under the terms of the documents constituting the Loan Property;

(h)           Borrowers have no present defenses, set-offs, or counterclaims against the Buyer (or any predecessor-in-interest thereto) in respect of the Loan Property;

(i)            Buyer has not affirmatively waived any right under any of the documents constituting the Loan Property; and

(j)            The outstanding balance of each of the Loans, including accrued interest through the Effective Date, are as described on Schedule 5.7(j).

5.8  Litigation.  There is no Litigation pending or, to Buyer’s knowledge, threatened against or affecting Buyer at law or in equity, or before any Governmental Entity, which seeks to delay or question the validity of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or would otherwise have a material adverse effect on the Loan Property or the Real Property.

5.9  No Other Representations.  Buyer is an informed and sophisticated purchaser, experienced in the evaluation and purchase of companies such as the Company as contemplated hereunder.  As a member of the Joint Venture, Buyer is fully informed regarding the business, operations, assets, liabilities, prospects and financial condition of the Company.  Buyer has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the Ancillary Agreements.  Buyer acknowledges that the Company has given Buyer access to the documents and facilities of the Company, both as a member of the Joint Venture and in connection with negotiation and execution of this Agreement.  Except for the representations and warranties contained herein, Buyer has not relied upon any written, electronic or oral information or statements concerning the operations of the Company made or provided by the Company, Seller or any of their respective Affiliates, employees, directors, agents or other representatives, or any estimates or forecasts by such Persons concerning any mineral reserves or resources of the Company or concerning the nature, quantity or quality or costs of mining thereof, or upon any estimates of such Persons regarding the cost of remediation, reclamation or closure associated with the operations of the Company; and with respect to such matters and other matters concerning the operations of the Company which are not addressed by the Company’s or Seller’s representations and warranties in this Agreement, Buyer has relied exclusively upon its due diligence investigation of the operations of the Company, including the advice of its own experts or consultants as Buyer has determined to be necessary or desirable in its sole discretion.  Buyer acknowledges that Seller’s records and files concerning the operations of the Company which have been made available for inspection to Buyer may contain evaluative and interpretive reports, studies and other material, and that Buyer has not relied upon such reports, studies or other material in electing to purchase the Company, but has undertaken such independent analysis and other due diligence inquiries concerning the Company as it has determined to be necessary or desirable in its sole discretion.  Buyer acknowledges that none of the Company, Seller or any of their respective Affiliates make any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows, future liabilities or remediation reserves or future financial condition (or any component thereof) of the Company or the future business and operations of the Company or (ii) any other information or documents made available to Buyer or its counsel, accountants, representatives or advisors with respect to the Company or its businesses or operations, except as expressly set forth in this Agreement.

VI.   Representations and Warranties of Calais

Calais represents and warrants to Seller that:

6.1  Incorporation; Power and Authority.  Calais is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, with all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party.

6.2  Valid and Binding Agreement.  The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Calais is a party have been duly and validly authorized by Calais by all necessary corporate action.  This Agreement and the Ancillary Agreements to which Calais is a party have been duly executed and delivered by Calais and this Agreement the Ancillary Agreements to which Calais is a party constitute, and when executed and delivered at Closing will constitute, the valid and binding obligations of Calais, enforceable against it in accordance with their respective terms, subject to the Remedies Exception.

6.3  No Breach; Consents.  The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Calais is a party by Calais do not and will not (a) contravene any provision of the Organizational Documents of Calais; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent, including any Consent under the Notes or any Contract or Governmental Authorization that is either binding upon or enforceable against Calais; (d) result in the creation of any encumbrance upon the Real Property; or (e) require any Governmental Authorization..

6.4  Loan Property Set forth on Schedule 6.4(a) is a true, correct and complete list of all Contracts or other documents relating to the Loan Property to which Calais is a party, true, correct and complete copies (or, in the case of oral Contracts, summaries of the materials terms thereof) of which have been provided to Seller;

(b)           Calais is the sole, absolute owner of the Cross Property and the Congo Property and, to the knowledge of Calais, Aardvark is the sole, absolute owner of the Caribou Property.  Except as set forth on Schedule 6.4(b) and in the Loan Policies, the Real Property is free and clear of all liens and encumbrances;

(c)           Calais has the right to re-acquire the Caribou Property owned by Aardvark pursuant to that certain Right to Redeem and Re-acquire Agreement, dated March 26, 1999, between Aardvark and Calais Colorado, that certain Right to Redeem and Re-acquire Agreement, dated July 20, 2000, between Aardvark and Calais Colorado and that certain Settlement Agreement and Mutual General Release, dated March 9, 2004, among Calais Resources, Aardvark and the other parties thereto (collectively, the “Re-acquisition Agreements”), true, correct and complete copies of which have been provided to Seller;

(d)           Calais has the full and unrestricted right to enter and conduct exploration, development, mining and related activities on the Caribou Property owned by Aardvark pursuant to the Re-acquisition Agreements;

(e)           The Re-acquisition Agreements are valid, binding and in full force and effect and are enforceable against Aardvark in accordance with their terms, subject to the Remedies Exception.  Except as stated on Schedule 6.4(e), no defaults or alleged defaults have occurred or are existing thereunder;

(f)           The Contracts and documents constituting the Loan Property to which Calais is a party are valid, binding and in full force and effect and are enforceable against Calais in accordance with their terms, subject to the Remedies Exception.  The Contracts and documents relating to the Loan Property to which Calais is a party have not been modified or amended except as stated on Schedule 6.4(a);

(g)           Calais intends to fully satisfy its obligations in respect of the Loans, including all obligations arising under the Caribou Deed of Trust in the event that Calais re-acquires the Caribou Property pursuant to the Re-Acquisition Agreements or otherwise;

(h)           The lien of the Deeds of Trusts constituting a portion of the Loan Property are each valid, perfected and first priority liens (except as otherwise reflected in the Loan Policies);

(i)            Except for the fact that the Notes are past due, there are no existing defaults by Calais or, to the knowledge of Calais, the other parties thereto under the terms of the documents constituting the Loan Property;

(j)            Calais acknowledges and agrees that it has no defenses, set-offs, or counterclaims against Buyer (or any other holder of the Loan Property including, following the Closing, Seller) under any of the Loans or documents related thereto; and

(k)           The outstanding balance of each of the Loans, including accrued interest through the Effective Date, are as described on Schedule 5.7(j).

(l)           Calais acknowledges and agrees that (i) no portion of the Original Caribou Loan (or any of the other Loans) was repaid through the sale of “Broadway Stock” (as that term is defined in the Loan Agreement, dated August 1, 2003 (the “Loan Agreement”), between Calais, Aardvark and Broadway Mortgage Corporation), (ii) any past or future sale of the “Broadway Stock” shall in no manner limit, alter or affect Calais’ obligation to repay in full all amounts outstanding under the Original Caribou Loan as set forth on Schedule 5.7(j) and (iii) it shall not raise the “Broadway Stock” (or the issuance or sale thereof) as a defense, set-off or counterclaim to the repayment of the Original Caribou Loan (or any of the other Loans).

6.5  Litigation.  There is no Litigation pending or, to Calais’ knowledge, threatened against or affecting Calais at law or in equity, or before any Governmental Entity, which seeks to delay or question the validity of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or would otherwise have a material adverse effect on the Loan Property or the Real Property.

VII.   Further Agreements

7.1  Confidentiality.  Each party hereto agrees that all documents, materials and other information which it shall have obtained regarding the other parties during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for in the Letter of Intent among the parties and the preparation of this Agreement and other related documents may contain Confidential Information.  Each party hereto shall, and shall cause each of its representatives and Affiliates to (a) hold in strict confidence all Confidential Information, (b) not release or disclose in any manner whatsoever to any other Person any such Confidential Information, and (c) return all Confidential Information to the Disclosing Party who provided such information, or destroy such Confidential Information, including all paper and electronic copies (to the extent feasible) of such Confidential Information, upon any termination of this Agreement pursuant to Article IX; provided, that the foregoing provisions shall not apply (x) to any release or disclosure made with the prior written consent of the Disclosing Party, (y) where the Recipient is compelled to release or disclose such Confidential Information by a Government Order; provided, that prior written notice of such disclosure is given to the Disclosing Party and any such disclosure is limited to only that portion of the Confidential Information that such Recipient is compelled to disclose, or (z) to any release or disclosure to the extent such release or disclosure is reasonably necessary to enforce or comply with this Agreement or as required by applicable securities Laws or stock exchange rules.  Release.  From and after the Effective Date, Buyer and the Company for themselves, and for their respective successors, beneficiaries, Affiliates, agents, partners, attorneys, representatives, and assigns, does hereby voluntarily, intentionally, and knowingly fully release and forever discharge Seller and its Affiliates, predecessors, successors, subrogees, assigns, parents, Subsidiaries, heirs, insurers, contractors, and each of their respective officers, directors, shareholders, agents, attorneys, and employees, former employees, former directors and any other related individual or entity, from any and all past or present claims, actions, causes of action, demands, rights, liabilities, costs, expenses, attorney fees (including any claim of entitlement for attorney fees under any Contract or Law allowing a prevailing party or plaintiff to recover attorney fees), damages, and controversies of every kind and nature which Buyer or the Company may have, direct or indirect, known or unknown, foreseen or unforeseen, through the Effective Date (the “Elkhorn Released Claims”).  The Elkhorn Released Claims specifically include those which arise out of, relate to, or are based upon:  (i) the Company’s actions or omissions in its capacity as operator of the Montana Tunnels mine or the Diamond Hill mine,  (ii) the Joint Venture, that certain Option Agreement, dated July 28, 2006, between the Company and Elkhorn Goldfields, Inc. and that certain Mill Operating and Option Agreement, dated July 28, 2006, between the Company and Elkhorn Goldfields, Inc., (iii) statements, representations, warranties, acts, or omissions by the Company, Seller and their Affiliates, (iv) express or implied agreements between or among Buyer on the one hand and the Company, Seller and/or their Affiliates on the other, (v) any relationship between or among Buyer on the one hand and the Company, Seller and/or their Affiliates on the other, (vi) any claims which were or could have been raised against the Company, Seller and their Affiliates, and (vii) all other Laws.

7.3  Employee Benefits.References in this Section 7.3 to Seller also mean Seller and its Affiliates.

(a)         Effective as of the Closing, (i) the employment of each of the employees of the Company set forth on Part 1 of Schedule 7.3(a) (the “Retained Employees”) shall terminate and (ii) each of the Retained Employees shall become employees of Seller (or the appropriate Affiliate thereof).  In addition, following the Closing, (i) each of the employees set forth on Part 2 of Schedule 7.3(a) shall remain employees of the Company and shall be leased by the Company to Seller (or its appropriate Affiliate) on the terms and in the percentages set forth in the Employee Leasing Agreement and (ii) each of the employees set forth on Part 3 of Schedule 7.3(a) shall remain employees of the Company (but shall not be leased Seller (or any affiliate thereof).

(b)         Seller will take all actions necessary to cause the Company and the Company’s employees to cease to participate in each Plan, as of midnight on the Closing Date; provided, however, (a) that any Company employee who is disabled on the Closing Date will remain eligible for any benefits for which the individual is eligible, or may become eligible in the future upon satisfying any elimination period, under any short-term or long-term disability plan of Seller, (b) Company employees with accounts under the Seller’s 401(k) Plan will remain as inactive participants in such plan until the transfer of assets and liabilities contemplated in Section 7.3(c), and (c) Company employees who participate in the Seller’s Cafeteria Plan will remain as inactive participants in such plan until the transfer of assets and liabilities contemplated in Section 7.3(g).

(c)         Seller will use its commercially reasonable best efforts to assist Buyer and the Company in covering employees of the Company under Buyer’s employee benefit programs, including providing appropriate information and documentation to insurance companies and other providers.  Seller will deliver to the Company as of the Closing Date all personnel files and records relating to the employees of the Company as of the Closing Date, and which are not already held by the Company.  Buyer will take all actions necessary to cover, effective as of 12:01 a.m. on the day immediately following the Closing Date (or as soon thereafter as is feasible in the case of Buyer’s 401(k) Plan and Buyer’s Cafeteria Plan), employees of the Company under benefits provided by the Buyer.  Subject to Section 7.3(e), the Joint Venture will pay the cost of coverage and all eligible claims under Seller’s health plan with respect to Company employees and dependents that are incurred on or before midnight of the Closing Date.  Subject to Section 7.3(e), Buyer (or the Company) will pay the cost of coverage and all eligible claims with respect to Company employees and dependents that are incurred after midnight of the Closing Date; such claims will not be paid under Seller’s health plan but instead submitted and paid under Buyer’s health plan.  Nothing in this Agreement will be construed as requiring any employee benefit plan to continue to be maintained by the Company for any specified period after Closing.

(d)         Seller will use its commercially reasonable best efforts to cause the spin-off of the portion of Seller’s 401(k) Plan covering active employees of the Company (along with any outstanding loans) to Buyer’s 401(k) Plan, such spin-off to occur as soon as administratively feasible after Closing.

(e)         Seller will take all actions necessary to continue to provide continuation coverage, as required under Code Section 4980B, Part 6 of Title I of ERISA or any similar state Law (collectively, “COBRA”), following the Closing Date to any former employee of the Company (or dependent of any employee or former employee of the Company) whose “qualifying event” occurred on or before the Closing Date at a time when the individual was covered by Seller’s health plan.  The Joint Venture will pay all eligible claims under Seller’s health plan that are incurred by COBRA Continuees, collectively, on or before midnight of the Closing Date.  Buyer and Seller will equally divide all eligible claims under Seller’s health plan that are incurred by COBRA Continuees, collectively, after midnight of the Closing Date, to the extent that such eligible claims exceed the premiums paid by such COBRA Continuees with respect to coverage after midnight of the Closing Date and are payable by the Seller, not the Seller’s stop-loss carrier.  The premiums paid by the COBRA Continuees, collectively, shall be determined cumulatively from the Closing Date without adjustment for any applicable subsidy required under the American Recovery and Reinvestment Act of 2009.  Seller will provide Buyer with an accounting of such claims for payment on a monthly basis.  The first such accounting will be provided to Buyer following the last day of the first calendar month ending on or after the Closing Date.  Such accounting will be limited to de-identified information, as defined under 45 Code of Federal Regulations §165.514.  The portion of such claims that is payable by Buyer will be due and payable within fifteen days of Buyer’s receipt of such accounting.  To the extent that any portion of the amount due is not paid by Buyer within fifteen days of its receipt of such accounting, the unpaid amount will accrue interest at a rate of fifteen percent per annum, compounded daily.  If, as of midnight of the last day when one or more COBRA Continueee is eligible for coverage under Seller’s health plan, the premiums paid by the COBRA Continuees, collectively, during the period beginning after midnight of the Closing Date and ending on the last day when one or more COBRA Continuees are eligible for coverage under Seller’s health plan (without adjustment for any applicable subsidy required under the American Recovery and Reinvestment Act of 2009) exceed claims made by COBRA Continuees during such period, then Buyer will be entitled to one-half of such excess.  Buyer’s portion of such excess will be paid to Buyer within fifteen days of the last day when one or more COBRA Continuees were eligible for coverage under Seller’s health plan.

(f)          Seller will use its commercially reasonable best efforts to provide workers compensation coverage following the Closing Date to any employee or former employee of the Company which is attributable to any injury or illness that occurred or commenced on or prior to the Closing Date.

(g)         Seller will use its commercially reasonable best efforts to cause a spin-off of the portion of the Seller’s Cafeteria Plan covering active employees of the Company to Buyer’s Cafeteria Plan, such spin-off to occur as soon as administratively feasible after Closing.  Participant elections made prior to the Closing Date will continue to be effective on and after the Closing Date.  Reimbursements made to participants under the Seller’s Cafeteria Plan from January 1, 2010 until the Closing Date will be carried forward.  Seller will transfer to Buyer an amount equal to participant contributions to the Seller’s Cafeteria Plan from January 1, 2010 until the Closing Date, less participant reimbursements during such period, as soon as administratively feasible after Closing.

(h)         This Section 7.3 will not constitute an amendment to any Plan, create any third party beneficiary rights nor will it inure to the benefit of or be enforceable by any employee nor any Person representing the interests of employees.

7.4  Insurance.  Buyer will secure and obtain, on or prior to the Closing Date, insurance applicable to the Company and its business, to be effective commencing on the Closing Date that is sufficient for compliance with all requirements of applicable Law and of any Contract to which the Company is subject and that insures against risks of the kind and in amounts for which the Company was insured prior to Closing (the “Required Insurance”).

7.5  Bonding.  Buyer will secure and obtain, on or prior to the Closing Date, assurances acceptable to Seller, in its sole discretion, that the Company’s existing reclamation bonds and other surety, which are listed on Schedule 7.5, will remain in full force and effect (at no post-Closing cost or Liability to Seller and its Affiliates) after the Closing or will be replaced, effective as of the Closing Date, on terms acceptable to the appropriate Governmental Entities (such bonds or surety, as so continued or replaced, the “Required Surety”).

7.6  Use of Seller’s Name.  As soon as practicable after the Closing but in no event later than 30 days after the Closing, Buyer shall remove or cause to be removed the names, marks and identifications used by the Company and all variations and derivatives thereof and logos relating thereto from all of the Company’s assets, including all documentation or records prepared after the Closing Date, to the extent it includes the word “Apollo Gold” or “Apollo.”  At no time shall Buyer utilize any of the foregoing names or any other tradename or trademark of the Seller or its Affiliates in connection with its ownership and operation of the Company.

7.7  Post-Closing Access.  After the Closing Date, Buyer will cause the Company to afford to Seller and its Affiliates, their accountants and counsel, during normal business hours, upon reasonable request, full access to the books and records of the Company in order that Seller has a full opportunity to make such investigation and evaluation as it reasonably desires to review, prepare and audit financial statements of or related to the Company, the Seller or their Affiliates for periods prior to the Closing Date.  Buyer will cause the Company to retain all financial statements and records, including all records related to Taxes for a period of seven (7) years from the Closing Date.

7.8  Back-in Right to Caribou Property and Other Properties.

(a)           Seller and its Affiliates (referred to collectively as “Seller” for this Section 7.8 only) may, in their sole discretion, engage in negotiations with Calais to convert Seller’s interest in the Notes and the Additional Unsecured Note, in whole or in part, into a joint venture interest with Calais for development of the Caribou Property, the Cross Property and/or other Calais properties (any such interest, a “Calais JV Interest”).  Should Seller agree to so convert the Notes and the Additional Unsecured Note as evidenced by its execution of a written agreement or letter of intent to that effect prior to June 1, 2010, Buyer shall have the right to acquire up to 50% of Seller’s interest in such Calais JV Interest by making a cash payment of $8,750,000, which shall be payable as follows:  (i) $5,000,000 to Seller by July 1, 2010 and (ii) $3,750,000 to the joint venture’s development budget (at such times specified in such budget), such budget to be submitted to Buyer in the form approved by Seller, in its sole discretion.  By way of example only, if Seller enters into a joint venture on the Caribou Property such that Seller has a 60% interest and Calais a 40% interest, Buyer shall have the right to earn 50% of Seller’s 60% Calais JV Interest (i.e. a 30% interest in the joint venture) by making total cash payments totaling $8,750,000 to Seller as set forth above.  Upon Buyer exercising the option described in this Section 7.8, Buyer would be subject to all rights and obligations of a joint venture participant as detailed in any joint venture agreement agreed to by Seller and Calais, in their sole discretion.  For the avoidance of doubt, nothing herein shall create any obligation on the part of Seller or any of its Affiliates to enter into a joint venture relationship with Calais.

(b)           Should Seller elect not to convert its interest in the Notes and the Additional Unsecured Note into a Calais JV Interest by June 1, 2010, Buyer shall have the option to acquire the Notes and the Additional Unsecured Note by payment to Seller on or before July 1, 2010 of $8,750,000 plus (i) accrued interest thereon and (ii) if acquired by Seller, the face value of the indebtedness obligation in respect of the Secondary Lien (as defined below), regardless of the actual amount of cash or other consideration paid by Seller to acquire that indebtedness obligation.  Further, should Seller acquire 100% of the issued and outstanding securities of Calais such that Calais becomes a wholly owned Subsidiary of Seller, Buyer shall have the right to participate on the same basis as Seller to acquire up to 50% of the acquired Calais securities.  If additional capital is spent on the Caribou Property or the Cross Property prior to June 1, 2010, the final purchase price payment of $8,750,000 shall be adjusted upward on a dollar-for-dollar basis in the amount of capital expended.In addition to the lien represented by the Cross-Caribou Deeds of Trust, the Caribou Property and the Cross Property are subject to a secondary lien secured by that Deed of Trust set forth on Schedule 7.8(c) (the “Secondary Lien”) to secure a repayment obligation of Calais (including principal and interest) of approximately $850,000.  If (i) Seller purchases the Secondary Lien and the indebtedness secured thereby (which Seller shall have no obligation to do) and (ii) Buyer exercises the option described in this Section 7.8, at the time of exercising such option, Buyer shall be required to reimburse Seller in cash for 50% of the purchase price for the Secondary Lien.  Such payment shall be made within one Business Day of the exercise of such option and shall be made by wire transfer of immediately available funds to the account designated by Seller.Additional Unsecured Note; Replacement Notes.  Calais hereby agrees that, concurrently with the Closing, it will execute and deliver to Seller the Additional Unsecured Note and, in consideration therefor and the other commitments made by Calais hereunder or in connection herewith, Seller agrees (i) to forbear from enforcing its right to collect principal and interest outstanding thereunder for a period of one year from the Effective Date and (ii) that the interest rate payable under the Original Caribou Note and the Congo Note shall be eight percent (8%) for the period commencing on the Closing Date and ending on the first anniversary thereof and, thereafter, the interest rate shall revert to such rate as is set forth in such notes.  In addition, Calais hereby consents to the transfer of the Loan Property to Seller in accordance with the terms of this Agreement.

7.10  Filings; Other Action.  Subject to the terms and conditions herein provided, Buyer, Calais and Seller shall and shall cause their respective Affiliates to: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Closing with, and which Consents, approvals, permits, or authorizations are required to be obtained prior to the Closing from, any Governmental Entity, in connection with the execution and delivery of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and (ii) timely making all such filings and timely seeking all such Consents, approvals, permits, or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper, or appropriate to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

(b)           Buyer will obtain, as soon as reasonably practicable after the date hereof, and in any case, prior to Closing, evidence acceptable to Seller in its sole discretion that Seller and its Affiliates have been released from their obligations and all further liability under each of the Contracts set forth on Schedule 7.10(b).

VIII.   Conditions to Closing

8.1  Conditions to Buyer’s Obligations.  The obligation of Buyer to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver, in whole or in part, in Buyer’s sole discretion, of each of the following conditions at or prior to the Closing:

(a)           The representations and warranties of Seller contained in this Agreement, such representations and warranties being considered collectively and individually, when read without any exception or qualification for materiality, are true and correct as of the Effective Date and shall be true and correct on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), except for (a) changes or transactions therein permitted by this Agreement or resulting from any change or transaction consented to in writing by Buyer and (b) failures of representations and warranties to be true and correct which, individually or in the aggregate, are not reasonably expected to have a material adverse effect;

(b)           Seller will have performed and complied with each of its agreements contained in this Agreement in all material respects;

(c)           No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would have the effect of  restraining or prohibiting the purchase and sale of the Company Shares;

(d)           The Seller will have delivered each of the agreements, certificates, instruments and other documents that it is obligated to deliver pursuant to Section 2.2(b)(i), and such agreements so delivered will be in full force and effect; and

8.2  Conditions to Seller’s Obligations.  The obligation of Seller to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver, in whole or in part, in Seller’s sole discretion, of each of the following conditions at or prior to the Closing:

(a)           The representations and warranties of Buyer and Calais contained in this Agreement, such representations and warranties being considered collectively and individually, when read without any exception or qualification for materiality, are true and correct as of the Effective Date and shall be true and correct on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), except for changes or transactions therein permitted by this Agreement or resulting from any change or transaction consented to in writing by Seller;

(b)           Buyer and Calais will have performed and complied with each of its agreements contained in this Agreement in all material respects;

(c)           The Required Insurance and Required Surety will have been obtained and be in full force and effect and such actions as Seller may require will have been taken in connection therewith;

(d)           No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would have the effect of restraining or prohibiting the purchase and sale of the Company Shares;

(e)           Buyer will have delivered each of the agreements, certificates, instruments and other documents that it is obligated to deliver pursuant to Section 2.2(b)(ii);

(f)           Buyer will have delivered to Seller evidence to the satisfaction of Seller that Buyer is the sole, absolute owner of the Loan Property and the security interests in the Real Property granted thereby, free and clear of liens and encumbrances created by, through or under Buyer, with full right and title to assign the same and the income and profits due or to become due thereunder;

(g)           Calais will have executed and delivered to Seller (i) the Additional Unsecured Note and (ii) an estoppel certificate certifying to Seller (1) the documents evidencing the Loans are valid, in full force and effect and are binding obligations enforceable against Calais in accordance with their terms, (2) the current status of payments under the Loans, (3) whether any defaults on the part of Buyer (or any predecessor thereto) exist under the Loans and (4) such other matters requested by Seller;

(h)           Seller’s determination that the physical condition of the Real Property shall be substantially the same on the Closing Date as on the Effective Date, and, as of the Closing, there shall be no Litigation of any kind whatsoever, pending or threatened, which after Closing would reasonably be expected to materially and adversely affect the value of the Real Property or the ability to use or operate the Real Property in the manner in which it is currently or contemplated being used or operated;

(i)           Seller’s shall have received the Consent of its Senior Lenders to this Agreement and the transactions contemplated hereby and the release by the Senior Lenders of any and all security interest of the Senior Lenders in and to the Company Shares and the assets of the Company;

(j)           Seller’s determination that the issuer of the Loan Policies shall be irrevocably and unconditionally committed to issue to Seller an additional insured endorsement and such other endorsements requested by Seller to enable Seller to acquire the benefits of the insured under such Loan Policies; and

(k)           Seller’s determination that neither Buyer nor Calais are subject to any bankruptcy or insolvency proceedings.

(l)           Seller shall have received evidence to its satisfaction that Seller and its Affiliates shall have been unconditionally and fully released from their obligations and any further liability under each of the Contracts set forth on Schedule 7.10(b).

IX.   Termination

9.1  Termination.  This Agreement may be terminated prior to the Closing:

(a)           by the mutual written consent of Buyer and Seller;

(b)           by Seller, if

(i)           Buyer or Calais, as applicable, has or will have breached any representation, warranty or agreement contained in this Agreement such that any of the closing conditions contained in Section 8.2 shall be incapable of being satisfied; provided, however, that, if such breach is curable by Buyer or Calais through the exercise of its reasonable efforts and Buyer or Calais continues to exercise such reasonable efforts, Seller may not terminate this Agreement under this Section 9.1(b)(i) unless such breach is not cured in a manner satisfactory to Seller in its reasonable discretion within the Cure Period.  The “Cure Period” shall mean the period beginning on the date on which Seller delivers to Buyer or Calais, as applicable, written notice setting forth in reasonable detail the circumstances giving rise to such breach and ending on the earlier of the 10th day thereafter or February 1, 2010;

(ii)           the transactions contemplated by this Agreement will not have been consummated on or before February 1, 2010; provided, that Seller will not be entitled to terminate this Agreement pursuant to this Section 9.1(b)(ii) if Seller’s failure to comply fully with its obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement; or

(iii)           a Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would have the effect of  restraining or prohibiting the purchase and sale of the Company Shares.

(c)           by Buyer, if

(i)           Seller has or will have breached any representation, warranty or agreement contained in this Agreement such that the closing conditions contained in Section 8.1 shall be incapable of being satisfied; provided, however, that, if such breach is curable by Seller through the exercise of its reasonable efforts and Seller continues to exercise such reasonable efforts, Buyer may not terminate this Agreement under this Section 9.1(c)(i) unless such breach is not cured in a manner satisfactory to Buyer in its reasonable discretion within the Seller Cure Period.  The “Seller Cure Period” shall mean the period beginning on the date on which Buyer delivers to Seller written notice setting forth in reasonable detail the circumstances giving rise to such breach and ending on the earlier to occur of the 10th day thereafter or February 1, 2010;

(ii)           the transactions contemplated by this Agreement will not have been consummated on or before February 1, 2010; provided, that Buyer will not be entitled to terminate this Agreement pursuant to this Section 9.1(c)(ii) if Buyer’s failure to comply fully with its obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement; or

(iii)           a Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would have the effect of  restraining or prohibiting the purchase and sale of the Company Shares.

9.2  Effect of TerminationIf Seller terminates this Agreement pursuant to Section 9.1(a) or (b), such termination shall be the exclusive remedy of Seller with respect to such termination, absent fraud or willful misconduct by Buyer or Calais; provided, however, if Seller terminates this Agreement as a result of the closing conditions contained in Section 8.2(f) not being satisfied, then Buyer shall reimburse Seller for all of its and its Affiliates’ costs and expenses incurred in connection with the negotiation and preparation of this Agreement and the Letter of Intent (including its due diligence investigation in connection herewith and therewith).

(b)           If Buyer terminates this Agreement pursuant to Section 9.1(a) or (c), such termination shall be the exclusive remedy of Buyer with respect to such termination, absent fraud or willful misconduct by Seller.

(c)           If this Agreement is terminated, (i) all continuing obligations of the parties under this Agreement will terminate except this Section 9.2, Section 7.1 and Article XII will survive indefinitely unless sooner terminated or modified by the parties in writing and (ii) the existing Joint Venture shall remain in full force and effect and the parties thereto shall continue to have such rights and remedies available therein, as supplemented by paragraph 3 of that certain letter agreement, dated October 21, 2009, between Apollo Gold Corporation and Elkhorn Goldfields Inc. and attached hereto as Exhibit G.

X.   Indemnification

10.1  Indemnification by Seller.  Seller agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Loss incurred by such Buyer Group Member in connection with or arising from:

(a)           any breach by Seller of any of its covenants, agreements or obligations in this Agreement or in any Ancillary Agreement; or

(b)           any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of Seller pursuant hereto.

10.2  Indemnification by Buyer.  Buyer agrees to indemnify and hold harmless each Seller Group Member from and against any and all Loss incurred by such Seller Group Member in connection with or arising from:

(a)           any breach by Buyer of any of its covenants, agreements or obligations in this Agreement or in any Ancillary Agreement;

(b)           any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyer pursuant hereto;

(c)           any payment obligations arising under the Employment Agreement, dated February 15, 2004, between Apollo Gold Corporation, the Company and Timothy G. Smith as a result of the transactions contemplated hereby, including Section 6(f) of such agreement; or

(d)           the failure to deliver the originally executed Original Caribou Notes and the Congo Notes on or after the Closing (including any increased costs or fees in connection with Seller’s enforcement of such notes as a result thereof).

(e)           the operations of the Company or the Real Property on and after the Effective Date.

10.3  Notice of Claims

(a)           Any Buyer Group Member or Seller Group Member seeking indemnification hereunder (the “Indemnified Party”) shall give to the party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement, any Ancillary Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice with respect to any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly, and in no event later than fifteen (15) Business Days after receipt by such Indemnified Party of written notice of such third Person claims.  Thereafter, the Indemnified Party shall deliver to the Indemnitor, within five (5) Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim.  Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person claim, the Indemnified Party must notify the Indemnitor with a copy of the complaint within five (5) Business Days after receipt thereof and shall deliver to the Indemnitor within seven (7) Business Days after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to such third Person claim.  Notwithstanding the foregoing provisions of this Section 10.3, any failure to give notice or to make a delivery required pursuant to this Section 10.3, (i) will not be deemed a waiver of any rights of an Indemnified Party, except to the extent that the rights of the Indemnitor are prejudiced thereby and (ii) will not relieve the Indemnitor of its obligations under this Article X after such notice is given or such delivery made, except to the extent that the rights of the Indemnitor are prejudiced thereby.

(b)           In calculating any Loss there shall be deducted any insurance net (after deducting the present value of premium cost) recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer).

(c)           After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article X shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a settlement approved by a court of competent jurisdiction; (iii) by a final judgment or decree of a court of competent jurisdiction; or (iv) by any other means to which the Indemnified Party and the Indemnitor shall agree.  The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.

10.4  Third Person Claims.  The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder.  The Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; provided, further, that to the extent the Indemnified Party elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise conducts any such proceeding, claim or demand, the Indemnitor may retain counsel at the expense of the Indemnitor, and control the defense of such proceeding.  Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement (i) obligates the other party to pay money, to perform obligations or to admit liability or (ii) which would interfere, in any material respect, with the conduct of the Indemnified Party’s business as currently conducted, in either case, without the consent of the other party, such consent not to be unreasonably withheld. Sole and Exclusive Remedy.  Prior to or in connection with the Closing, the parties will have available to them all remedies available at law or in equity, including specific performance or other equitable remedies except as expressly limited elsewhere in this Agreement.  After the Closing, except for remedies that cannot be waived as a matter of law and injunctive and provisional relief (including specific performance), the rights set forth in this Article X will be the exclusive remedy of Buyer or Seller for breach of this Agreement by Buyer or Seller, as applicable, and will be in lieu of other remedies, whether in contract or tort.  Notwithstanding the foregoing, nothing in this Agreement will prevent any party from bringing an action based upon fraud or willful misconduct by the other party in connection with this Agreement.  In the event such action is brought, the prevailing party’s attorneys’ fees and costs will be paid by the nonprevailing party.  In addition, as between Calais, on the one hand, and Buyer and Seller, on the other hand, such parties will at all times (whether before or after the Closing) have available to them all remedies available at law or in equity, including specific performance or other equitable remedies except as expressly limited elsewhere in this Agreement.

10.6  Tax Adjustment.  Any payment under this Article X, Section 11.4 or Section 11.5 will be, for Tax purposes, to the extent permitted by Law, an adjustment to the Purchase Price.  Each such payment shall be net of any Tax benefit realized by the payer resulting from the making of the payment or the event giving rise to the payment.

XI.   Allocation of Taxes; Tax Return

11.1  Tax Return

(a)           Seller will include the income or loss of the Company for all Tax periods ending on or before the Closing Date on Seller’s timely filed income Returns and will file all such Returns when due (including extensions).

11.2  Cooperation.  After the Closing Date, Buyer and Seller will make available to the other, as reasonably requested, all information, records or documents (including state apportionment information) relating to Tax liabilities or potential Tax liabilities of the Company with respect to (i) Tax periods ending on or prior to the Closing Date and (ii) Tax periods beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date.  Buyer and Seller will preserve all such information, records and documents until the expiration of any applicable statute of limitations thereof.  Buyer will prepare and provide to Seller any information or documents reasonably requested by Seller for Seller’s use in preparing or reviewing the Returns referred to in Section 11.1.  Notwithstanding any other provision hereof, each party will bear its own expenses in complying with the foregoing provisions.

11.3  Tax Sharing Agreements.  All tax sharing agreements between Seller, on the one hand, and the Company, on the other hand, will be terminated as of the Closing Date after normal operations.

11.4  Tax Indemnification of Seller.  Subject to Article X, from and after the Closing Date, Seller shall protect, defend, indemnify and hold harmless Buyer from any and all Taxes which are imposed on the Company in respect of its income, business, property or operations or for which the Company may otherwise be liable (A) resulting by reason of the several liability of the Company pursuant to Treasury Regulations Section 1.1502-6 or any analogous state, local or foreign Law or regulation or by reason of the Company having been a member of any consolidated, combined or unitary group on or prior to the Closing Date, and (B) resulting from the breach of the Seller’s covenants regarding Tax matters, including those set forth in this Article XI.

11.5  Tax Indemnification of Buyer.  Subject to Article X, from and after the Closing Date, Buyer shall protect, defend, indemnify and hold harmless the Seller from any and all Taxes which are imposed on the Company in respect of its income, business, property or operations or for which the Company may otherwise be liable resulting from the breach of Buyer’s covenants regarding Tax matters, including those set forth in this Article XI; provided, however, Buyer shall not indemnify Seller with respect to any Taxes for which Seller is otherwise responsible under this Agreement.

XII.   General

12.1  Press Releases and Announcements

(a)           No party hereto shall make any public disclosure or announcement relating to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other.  Notwithstanding the foregoing, any party hereto may make any public disclosure required by the United States or Canadian securities commissions or stock exchanges on which their shares are traded, provided that the parties required to make any such disclosure shall use reasonable efforts to provide the other parties with two Business Days’ prior notice.

12.2  Expenses.  Except as otherwise expressly provided for in this Agreement, each party will each pay all expenses incurred by it in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement (whether the transactions contemplated by this Agreement are consummated or not).

12.3  Amendment and Waiver.  This Agreement may not be amended, a provision of this Agreement or any default, misrepresentation or breach of warranty or agreement under this Agreement may not be waived, and a consent may not be rendered, except in a writing executed by the party against which such action is sought to be enforced.  Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  In addition, no course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.

12.4  Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to Buyer, Seller and Calais will, unless another address is specified in writing, be sent to the address indicated below:

If to Buyer: Elkhorn Goldfields, LLC c/o Black Diamond Financial Group LLC PO Box 370657 Denver, Colorado 80237 Attn: Patrick W.M. Imeson Facsimile: 303 957 5536
With a copy to: Christopher Kamper Carver Schwarz McNab & Bailey, LLC 1600 Stout Street, Suite 1700 Denver, Colorado 80202
If to Calais: Dave Young, CEO 8839 West Crestline Drive Littleton, Colorado 80123 Facsimile No. (720) 482-0957
With a copies to: John R. Henderson Law Offices of John R. Henderson 2960 Diagonal Hwy. -Suite 207 Boulder, Colorado 80301 Facsimile No.: 720-971-7063

and Thomas S. Hendricks PO Box 653 425 Caribou Rd. Nederland, Colorado 80466
If to Seller: Apollo Gold Corporation 5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado 80111-3220 Attn: R. David Russell Facsimile No. (720) 482-0957

With a copy to: Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Attn: Timothy D. Rampe Facsimile No. (303) 893-7413

12.5  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement.  Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

12.6  No Third-Party Beneficiaries.  Nothing expressed or referred to in this Agreement confers any rights or remedies upon any Person that is not a party or permitted assign of a party to this Agreement.

12.7  No Partnership and No Corporate Opportunity.  Nothing in this Agreement creates, or is intended to create, any partnership, joint venture relationship, fiduciary relationship or relationship of confidence and trust between or among the parties hereto.  Each party shall have the right to engage in, and receive full benefits from, any independent business activities or operations, whether or not competitive with the business activities or operations of the other parties or the Company, without consulting with, or obligation to, any of the other parties.  The doctrines of corporate opportunity or business opportunity that sometimes apply to Persons engaged in a joint venture or having a fiduciary relationship or a relationship of confidence and trust shall not apply in the case of any of the parties to this Agreement.

12.8  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.9  Complete Agreement.  Except for the Joint Venture and all Contracts related thereto, this Agreement, together with the Ancillary Agreements, contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, including the Letter of Intent.

12.10  Signatures; Counterparts.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.  A facsimile signature will be considered an original signature.

12.11  Governing Law.  THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF COLORADO WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

12.12  Specific Performance.  Each of the parties acknowledges and agrees that the subject matter of this Agreement, including the business, assets and properties of the Company, is unique, that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that the remedies at law would not be adequate to compensate such other parties not in default or in breach.  Accordingly, each of the parties agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity (without any requirement that Buyer provide any bond or other security).  The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

12.13  Jurisdiction.  Each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect to any such action or proceeding.  The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.

12.14  Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 12.14.

12.15  Construction.  The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement.  In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any Law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The headings preceding the text of articles and sections included in this Agreement and the headings to the schedules and exhibits are for convenience only and are not be deemed part of this Agreement or given effect in interpreting this Agreement.  References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified.  The word “including” means “including without limitation.”  When any party may take any permissive action, including the granting of a Consent, the waiver of any provision of this Agreement or otherwise, the decision whether to take such action is in its sole and absolute discretion.  The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement.  A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered.

12.16  Currency.  All references in this Agreement to “$” are references to United States dollars.

12.17  Time of Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.18  Consequential or Special Damages.  IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR ANY LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, Buyer, Seller and Calais have executed this Purchase Agreement as of the date first above written.

BUYER:		SELLER:

ELKHORN GOLDFIELDS LLC		APOLLO GOLD, INC.

By:	/s/ Patrick Imeson	By:	/s/ Melvyn Williams
Name:		Name:
Title:	Managing Member	Title:	Chief Financial Officer

CALAIS:

CALAIS RESOURCES COLORADO, INC.

		By:	/s/ Thomas S. Hendricks
Name:
		Title:	President

CALAIS RESOURCES, INC.

		By:	/s/ David K. Young
Name:
		Title:	President and Chief Executive Officer

[Signature Page to Purchase Agreement]

EXHIBIT A

CARIBOU AND CROSS PROPERTIES

Part 1 – Cross Property

7-49 LODE (UNDIVIDED 1/3), U.S. Mineral Survey No. 16199,
AIRSHAFT, U.S. Mineral Survey No. 116,
ALPINE LODE, U.S. Mineral Survey No. 14286,
AMANDA LODE, U.S. Mineral Survey No. 13172,
AMERICAN LODE, U.S. Mineral Survey No. 14286,

ANACONDA LODE (SUBSURFACE MINERALS), U.S. Mineral Survey No. 12934,
ANACONDA LODE (T.S. HENDRICKS’ SURFACE), U.S. Mineral Survey No. 12934,
APEX LODE, U.S. Mineral Survey No. 14286,
ARIZONA LODE (WEST 900 FEET), U.S. Mineral Survey No.54,
BOB TAIL LODE (SUBSURFACE MINERALS), U.S. Mineral Survey No. 13180,

BOB TAIL LODE, SURFACE-(OWNED BY T.S. HENDRICKS), U.S. Mineral Survey No. 13180
BROKEN BOW LODE, (SUBSURFACE), U.S. Mineral Survey No. 13146,
CENTRAL LODE, U.S. Mineral Survey No. 481,
CHIEF LODE, U.S. Mineral Survey No. 15637,
CONGER LODE, U.S. Mineral Survey No. 94A,

CROSS LODE, U.S. Mineral Survey No. 518,
CROSS MILLSITE, U.S. Mineral Survey No. 20681B,
CROSS NO. 2 LODE, U.S. Mineral Survey No. 20681A,
CROWN POINT LODE, U.S. Mineral Survey No. 6823,
DEFIANCE LODE, U.S. Mineral Survey No. 5658,
EMILIE LODE (UNDIVIDED 1/3), U.S. Mineral Survey No. 16199

GARFIELD LODE (UNDIVIDED 3/8), U.S. Mineral Survey No. 522,
GARFIELD LODE (UNDIVIDED 5/8), U.S. Mineral Survey No. 522,
GILPIN COUNTY LODE, (SMITH TRUST MINING LEASE), U.S. Mineral Survey No. 12933,
GOLD COIN, U.S. Mineral Survey No. 18514,

HOMESTEAD LODE (SMITH TRUST MINING LEASE), U.S. Mineral Survey No. 13471,
IDAHO LODE (39/143 INT.), U.S. Mineral Survey No. 96A,
IDAHO MILLSITE (221/858 INT.), U.S. Mineral Survey No. 96B,
IRON KING (SUBSURFACE ONLY), U.S. Mineral Survey No. 16776,
IRON KING NO. 2, (SUBSURFACE ONLY), U.S. Mineral Survey No. 16776,

IRON WONDER (SUBSURFACE ONLY), U.S. Mineral Survey No. 16776,
ISABEL LODE (UNDIVIDED 2/12/), U.S. Mineral Survey No. 170,
JULIET LODE, U.S. Mineral Survey No. 13272,
LAFAYETTE LODE (SUBSURFACE MINERALS), U.S. Mineral Survey No. 12934,
LAFAYETTE LODE (SURFACE-THOMAS S. HENDRICKS), U.S. Mineral Survey No. 12394,
LARAMIE COUNTY LODE (SMITH TRUST MINING LEASE), U.S. Mineral Survey No. 13471,
LARAMIE COUNTY NO. 2 LODE, U.S. Mineral Survey No. 13471,
L.S. ROOT MILLSITE, U.S. Mineral Survey No. 117,
MAINE LODE, U.S. Mineral Survey No. 102,
MAMMOTH LODE, U.S. Mineral Survey No. 13272,
MONTICELLO LODE, U.S. Mineral Survey No. 15637,
NATION LODE, U.S. Mineral Survey No. 12985,
NATION NO. 2 LODE, U.S. Mineral Survey No. 15637,
NATION NO. 3 LODE, U.S. Mineral Survey No. 15637,
PAY ROCK LODE, U.S. Mineral Survey No. 8480,
PONDEROSA LODE, U.S. Mineral Survey No. 13172,
POTOSI LODE, U.S. Mineral Survey No. 48,
PROTECTION LODE, U.S. Mineral Survey No. 13272,
RARE METALS LODE, U.S. Mineral Survey No. 20681A,
RARE METALS MILLSITE, U.S. Mineral Survey No. 20681B,
READY CASH LODE, U.S. Mineral Survey No. 6852,
RICO LODE, U.S. Mineral Survey No. 14286,
ROBERTS PLACER (SUBSURFACE ONLY), U.S. Mineral Survey No. 14284,
ROMEO LODE, U.S. Mineral Survey No. 13272,
SILVER BRICK LODE, U.S. Mineral Survey No. 159,
SILVER POINT LODE, U.S. Mineral Survey No. 39,
SMUGGLER LODE, U.S. Mineral Survey No. 13219,
SUNNY VIEW LODE, U.S. Mineral Survey No. 13471,
SYNDICATE LODE, U.S. Mineral Survey No. 15609,
TACOMA LODE, U.S. Mineral Survey No. 13272,
TEN FORTY LODE, U.S. Mineral Survey No. 287,
WINDY POINT LODE, U.S. Mineral Survey No. 16926,
WORCESTER LODE, U.S. Mineral Survey No. 14286,
County of Boulder, State of Colorado

Part 2 – Caribou Property

AMERICAN FLAG LODE, U.S. Mineral Survey No. 12790,
ARIZONA LODE (EAST 500 FEET), U.S. Mineral Survey No. 54,

ARLET NO. 1 LODE, U.S. Mineral Survey No. 16705,
ARLET NO. 2 LODE, U.S. Mineral Survey No. 16705,
ARLET NO. 3 LODE, U.S. Mineral Survey No. 16705,
ARLET NO. 4 LODE, U.S. Mineral Survey No. 16705,

BARABLAS LODE, U.S. Mineral Survey No. 15588,
BELCHER LODE, U.S. Mineral Survey No. 150,
BRAZILIAN LODE, U.S. Mineral Survey No. 13367A,
BRAZILIAN MILLSITE, U.S. Mineral Survey No. 13367B,

CALIFORNIA LODE, U.S. Mineral Survey No. 20483,
CANADIAN LODE (UNDIVIDED 3/8), U.S. Mineral Survey No. 666,

CANDIA LODE, U.S. Mineral Survey No. 20483,
CARIBOU LODE, U.S. Mineral Survey No. 37,
CARRY LODE, U.S. Mineral Survey No. 660,

COLUMBIA LODE, U.S. Mineral Survey No. 167,
COMSTOCK LODE, U.S. Mineral Survey No. 52,
DEVELING LODE, U.S. Mineral Survey No. 13510,
DOUGLAS LODE, U.S. Mineral Survey No. 47,
EAGLE BIRD LODE, U.S. Mineral Survey No. 12790,

EAST IDAHO LODE (UNDIVIDED 50%), U.S. Mineral Survey No. 346,
EAST ST. LOUIS LODE, U.S. Mineral Survey No. 14592,
ENTERPRISE LODE (UNDIVIDED 50%), U.S. Mineral Survey No. 19828,
EUREKA LODE, U.S. Mineral Survey No. 13685,
EXTENSION LODE, U.S. Mineral Survey No. 92,

FANNIE LODE, U.S. Mineral Survey No. 659,
FEDERAL LODE, U.S. Mineral Survey No. 91,
GOLCONDA LODE, U.S. Mineral Survey No. 192,
GRAND ISLAND LODE, U.S. Mineral Survey No. 61,
GRAND VIEW LODE, U.S. Mineral Survey No. 297,

GRANT COUNTY LODE, U.S. Mineral Survey No. 115,
HIDDEN TREASURE LODE, U.S. Mineral Survey No. 105,
ISABEL LODE (UNDIVIDED 10/12), U.S. Mineral Survey No. 170,
IXL LODE, U.S. Mineral Survey No. 85,

JAY LODE, U.S. Mineral Survey No. 169,
KALAMAZOO LODE, U.S. Mineral Survey No. 76,
KLONDIKE LODE, U.S. Mineral Survey No. 14592,
LAST CHANCE LODE, U.S. Mineral Survey No. 14246,
LITTLE EDDIE LODE, U.S. Mineral Survey No. 716,

LOST LODE, U.S. Mineral Survey No. 56,
MONADNOC LODE, U.S. Mineral Survey No. 274,
MONITOR LODE, U.S. Mineral Survey No. 227,
NATIONAL PLACER, U.S. Mineral Survey No. 17718,
NAUTILIS LODE, U.S. Mineral Survey No. 452,

NEW YORK LODE, U.S. Mineral Survey No. 344A,
NEW YORK MILLSITE, U.S. Mineral Survey No. 344B,
NO NAME LODE, U.S. Mineral Survey No. 77,
NON PARIEL, U.S. Mineral Survey No. 6853,
NORTH STAR LODE, U.S. Mineral Survey No. 5269,

NORTHPARK LODE, U.S. Mineral Survey No. 20483,
NORTHWESTERN LODE, U.S. Mineral Survey No. 429,
ONATRIO LODE (SOUTHEASTERLY 500 FEET), U.S. Mineral Survey No. 55,
ONTARIO LODE (WEST 900 FEET), U.S. Mineral Survey No. 55,

OPHIR LODE, U.S. Mineral Survey No. 587,

PANDORA #1 LODE, U.S. Mineral Survey No. 20597,
PANDORA #4 LODE, U.S. Mineral Survey No. 20597,
POORMAN LODE, U.S. Mineral Survey No. 42,
PROMISE LODE, U.S. Mineral Survey No. 149,
SEVEN THIRTY LODE, U.S. Mineral Survey No. 71,

SHERMAN LODE, U.S. Mineral Survey No. 93,
SILVER DOLLAR LODE, U.S. Mineral Survey No. 654, S
OCORRO LODE, U.S. Mineral Survey No. 104,
SPENCER LODE, U.S. Mineral Survey No. 168,
STANDARD NO. 6 LODE, U.S. Mineral Survey No. 16705,

STANDARD NO. 8 LODE, U.S. Mineral Survey No. 16705,
STANDARD NO. 9 LODE, U.S. Mineral Survey No. 16705,
STATEN ISLAND LODE, U.S. Mineral Survey No. 124,
TOLEDO LODE, U.S. Mineral Survey No. 20483,
County of Boulder, State of Colorado

EXHIBIT B

CONGO PROPERTY

Congo Chief Lode Mining Claim, Survey No. 20305, embracing a portion of Sections 4 and 5, in Township 1 South, Range 73 West of the 6th P.M., in the Grand Island Mining District, County of Boulder, State of Colorado.

EXHIBIT C

CROSS-CARIBOU DEEDS OF TRUST

Deed of Trust from Aardvark Agencies, Inc. to the Public Trustee of the County in which property is located, for the benefit of Broadway Mortgage Corporation, Michael E. Haws, Kemp Hanley, R. Britton Colbert, Accounts Plus, Inc and Riviera Holdings, LLC securing an original principal indebtedness of $4,500,000.00 and any other amounts and/or obligations, dated July 31, 2003 and recorded September 5, 2003 at Reception No. 2798812.

Deed of Trust from Calais Resources Colorado, Inc. to the Public Trustee of the County in which property is located, for the benefit of Broadway Mortgage Corporation, Michael E. Haws, Kemp Hanley, R. Britton Colbert, Accounts Plus, Inc and Riviera Holdings, LLC securing an original principal indebtedness of $4,500,000.00 and any other amounts and/or obligations, dated July 31, 2003 and recorded September 5, 2003 at Reception No. 2798813.

EXHIBIT D

CONGO DEED OF TRUST

Deed of Trust from Calais Resources, Inc. to the Boulder County Public Trustee, for the benefit of MFPI Partners, LLC securing an original principal indebtedness of $258,956.40 and any other amounts and/or obligations, dated December 16, 2005 and recorded December 20, 2005 at Reception No. 02745592.

EXHIBIT E

INSTRUMENT OF ASSIGNMENT

After recording, return to:

Apollo Gold, Inc.
5655 South Yosemite Street, Suite 200
Greenwood Village, CO  80111-3220
Attn:  R. David Russell

ASSIGNMENT OF LOAN PROPERTY
AND
AMENDMENT TO DEED OF TRUST

THIS ASSIGNMENT OF LOAN PROPERTY AND AMENDMENT TO DEED OF TRUST (this “Assignment”) is made and entered into as of the 1st day of February, 2010 by (1) Elkhorn Goldfields, LLC, a Delaware limited liability company (“Elkhorn”), and MFPI Partners, LLC, a Delaware limited liability company (“MFPI”, and, collectively with Elkhorn, “Assignor”), and (2) Calais Resources Colorado, Inc., a Nevada corporation (“Grantor”), collectively for the benefit of Apollo Gold, Inc., a Delaware corporation (“Assignee”).

RECITALS

This Assignment is made with respect to the following facts:

1.           Grantor, collectively with Calais Resources, Inc., a British Columbia corporation (“Calais Parent”), and Aardvark Agencies, Inc., a Washington corporation (“Aardvark” and collectively with Grantor and Calais Parent, “Borrowers”), is the borrower under a loan (the “Loan”) evidenced by (a) a Promissory Note dated August 1, 2003, in the original principal amount of $4,500,000 (the “Original Promissory Note”), (b) a Loan Agreement dated August 1, 2003 (the “Loan Agreement”), and (c) related loan documents described therein (collectively with the Original Promissory Note and the Loan Agreement, as subsequently amended and assigned, the “Loan Property”), from Broadway Mortgage Corporation and the other parties named therein (collectively the “Original Lenders”).
2.           The Loan is secured in part by (a) a Real Estate Deed of Trust (with future advance clause) from Grantor to the Original Lenders, dated August 1, 2003, and recorded in the Clerk and Recorder’s Office of Boulder County, Colorado (“Recorder’s Office”), on September 5, 2003, at Reception No. 2498813 (the “Grantor Deed of Trust”), with respect to the property described on Exhibit A attached hereto (the “Grantor Property”); and (b) a Real Estate Deed of Trust (with future advance clause) from Aardvark to the Original Lenders, dated August 1, 2003, and recorded in the Recorder’s Office on September 5, 2003, at Reception No. 2498812 (the “Aardvark Deed of Trust”), with respect to the property described on Exhibit B attached hereto (the “Aardvark Property”).

3.           On or about December 15, 2005, as evidenced by multiple Assignments recorded in the Recorder’s Office from the Original Lenders and assignees thereof, the Original Promissory Note, the Grantor Deed of Trust, the Aardvark Deed of Trust and the other Loan Property were assigned to Calim Private Equity, LLC, a Delaware limited liability company (“Calim”).
4.           The Original Promissory Note was amended by Allonges dated December 15, 2005, and December 15, 2006, to increase the outstanding principal balance payable thereunder to $5,222,095.88 (collectively with the Original Promissory Note, the “Promissory Note”), which Allonges recited MFPI, an affiliate of Calim, as the noteholder.
5.           On or about December 4, 2006, as evidenced by Assignments recorded in the Recorder’s Office at Reception Numbers 2823456 and 2823458, the Loan Property was assigned by Calim to Elkhorn.
6.           As evidenced by Assignments recorded in the Recorder’s Office at Reception Numbers 2823457, 2823459, 2829907 and 2829908, Elkhorn collaterally assigned Elkhorn’s rights in the Loan Property to the Irrevocable Trust U/W John H. Evans and the other parties named therein (collectively, the “Elkhorn Investors”), as security for a separate loan transaction between Elkhorn and the Elkhorn Investors.
7.           By Assignment of even date herewith, the Elkhorn Investors have conveyed and released back to Elkhorn all of the Elkhorn Investors’ right, title and interest in and to the Loan Property.
8.           Pursuant to Purchase Agreement of even date herewith by and among Elkhorn, Grantor, Calais Parent and Assignee, Assignor has agreed to assign to Assignee the Loan Property and all rights and interests of Assignor thereunder and with respect thereto.
9.           MFPI desires to join this Assignment collectively with Elkhorn as Assignor to convey all right, title and interest MFPI may hold, if any, in and to the Loan Property to Assignee.
10.         Grantor desires to (a) provide Assignee assurances on certain matters with respect to the Loan; (b) amend the Grantor Deed of Trust; and (c) provide assurances on certain matters with respect to the Aardvark Deed of Trust, all as more particularly described herein.
ASSIGNMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Grantor hereby agree as follows:

1.           Assignment.  Assignor, as the present holder of the Promissory Note, the Grantor Deed of Trust, the Aardvark Deed of Trust and other Loan Property, hereby assigns to Assignee the Loan Property, to have and to hold said Loan Property subject to the terms contained therein, together with all moneys now owing or that may hereafter become due or owing in respect thereof, and the full benefit of all powers, covenants and provisions contained therein.  Assignor hereby grants and conveys to Assignee all of Assignor’s interest under the Loan Property in the Grantor and the Aardvark Properties.  Nothing in the foregoing or elsewhere in this Assignment is intended to alter, amend, or waive any enforcement rights against the Grantor, the Borrowers or any other party named in any of the loan documents constituting the Loan Property.

2.           Grantor Representations and Warranties.  In order to induce Assignee to accept this Assignment, Grantor hereby represents and warrants to Assignee and Assignee’s successors and assigns that (a) Grantor is the sole, absolute owner of the Grantor Property; (b) the documents constituting the Loan Property are each valid, binding, in full force and effect, and enforceable against Grantor in accordance with their terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles; (c) Grantor intends to fully satisfy its obligations in respect of the Loan Property; (d) except for the fact that the Promissory Note is past due, there are no existing defaults by Grantor or, to the knowledge of Grantor, the other parties thereto under the terms of the documents constituting the Loan Property; (e) Grantor has no defenses, set-offs, or counterclaims against Assignee (or any other holder of the Loan Property including, after the date hereof, Assignor) under any of the documents constituting the Loan Property; and (f) no portion of the Loan was repaid through the sale of the “Broadway Stock” (as that term is defined in the Loan Agreement), any past or future sale of the “Broadway Stock” shall in no manner limit, alter or affect Grantor’s obligation to repay in full all amounts outstanding under the Loan, and Grantor shall not raise the “Broadway Stock” (or the issuance or sale thereof) as a defense, set-off or counterclaim to the repayment of the Loan.
3.           Grantor Deed of Trust. Grantor hereby amends Section 3 of the Grantor Deed of Trust to provide that the total principal amount secured by the Grantor Deed of Trust is $5,222,095.88.
4.           Aardvark Deed of Trust. For the benefit of Assignee, Grantor hereby agrees and acknowledges the foregoing with respect to the Aardvark Deed of Trust:
a.           The Deed of Trust dated July 31, 1999, recorded on February 5, 1999, in the Recorder’s Office at Reception No. 1902445, between Aardvark, as borrower, and Grantor, as beneficiary, is and shall remain subject to, subordinate and junior to the lien of the Aardvark Deed of Trust, and Grantor affirms that Assignee shall have from and after the date hereof the full benefit and all covenants, representations and warranties of Grantor contained in the Subordination Agreement recorded in the Recorder’s Office on September 5, 2003, at Reception Number 2498814.
b.           In the event Grantor re-acquires the Aardvark Property pursuant to the terms of the Right to Redeem and Re-acquire Agreement, dated March 26, 1999, between Aardvark and Grantor, the Right to Redeem and Re-acquire Agreement, dated July 20, 2000, between Aardvark and Grantor, and the Settlement Agreement and Mutual General Release, dated March 9, 2004, among Grantor, Aardvark and the other parties thereto, or otherwise, Grantor shall take title subject to the lien of the Aardvark Deed of Trust and agrees to comply with all terms thereof as if Grantor were the original grantor thereunder.
5.           Miscellaneous.
a.           This Assignment shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than those of the State of Colorado.
b.           This Assignment may be signed in counterparts, but taken together, shall constitute one legal instrument.
c.           Should any provision of this Assignment be declared or determined to be null and void, inoperative, illegal or invalid for any reason, the validity of the remaining parts, terms or provisions shall not be affected thereby and they shall retain their full force and effect and said null, void, inoperative, illegal or invalid part, term or provision, shall be deemed not to be part of this Assignment.
d.           The Recitals of this Assignment are incorporated herein by this reference.
e.           The provisions of this Assignment shall bind and benefit the parties hereto and their respective successors and permitted assigns.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, Assignor and Grantor have each executed this Assignment, effective as of the day and year first written above.

ELKHORN GOLDFIELDS, LLC,
a Delaware limited liability company

By:
Name:
Its:

MFPI PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Its:

CALAIS RESOURCES COLORADO, INC.,
a Nevada corporation

By:
Name:
Its:

STATE OF _____________               )
) ss.
COUNTY OF _____________           )

The foregoing instrument was acknowledged before me the ___ day of January, 2010, by __________________________ as __________________ for Elkhorn Goldfields, LLC, a Delaware limited liability company.

Witness my hand and official seal.
My commission expires: ___________________________

Notary Public

STATE OF _____________               )

) ss.
COUNTY OF _____________           )

The foregoing instrument was acknowledged before me the ___ day of January, 2010, by ___________________________ as __________________ for MFPI Partners, LLC, a Delaware limited liability company.

Witness my hand and official seal.
My commission expires: ___________________________

Notary Public

STATE OF _____________               )
) ss.
COUNTY OF _____________           )

The foregoing instrument was acknowledged before me the ___ day of January, 2010, by ___________________________ as __________________ for Calais Resources Colorado, Inc., a Nevada corporation.

Witness my hand and official seal.
My commission expires: ___________________________

Notary Public

Exhibit A

Legal Description of Grantor Property

7-49 LODE (UNDIVIDED 1/3), U.S. Mineral Survey No. 16199,
AIRSHAFT, U.S. Mineral Survey No. 116,
ALPINE LODE, U.S. Mineral Survey No. 14286,
AMANDA LODE, U.S. Mineral Survey No. 13172,
AMERICAN LODE, U.S. Mineral Survey No. 14286,

ANACONDA LODE (SUBSURFACE MINERALS), U.S. Mineral Survey No. 12934,
ANACONDA LODE (T.S. HENDRICKS’ SURFACE), U.S. Mineral Survey No. 12934,
APEX LODE, U.S. Mineral Survey No. 14286,
ARIZONA LODE (WEST 900 FEET), U.S. Mineral Survey No.54,
BOB TAIL LODE (SUBSURFACE MINERALS), U.S. Mineral Survey No. 13180,

BOB TAIL LODE, SURFACE-(OWNED BY T.S. HENDRICKS), U.S. Mineral Survey No. 13180
BROKEN BOW LODE, (SUBSURFACE), U.S. Mineral Survey No. 13146,
CENTRAL LODE, U.S. Mineral Survey No. 481,
CHIEF LODE, U.S. Mineral Survey No. 15637,
CONGER LODE, U.S. Mineral Survey No. 94A,

CROSS LODE, U.S. Mineral Survey No. 518,
CROSS MILLSITE, U.S. Mineral Survey No. 20681B,
CROSS NO. 2 LODE, U.S. Mineral Survey No. 20681A,
CROWN POINT LODE, U.S. Mineral Survey No. 6823,
DEFIANCE LODE, U.S. Mineral Survey No. 5658,
EMILIE LODE (UNDIVIDED 1/3), U.S. Mineral Survey No. 16199

GARFIELD LODE (UNDIVIDED 3/8), U.S. Mineral Survey No. 522,
GARFIELD LODE (UNDIVIDED 5/8), U.S. Mineral Survey No. 522,
GILPIN COUNTY LODE, (SMITH TRUST MINING LEASE), U.S. Mineral Survey No. 12933,
GOLD COIN, U.S. Mineral Survey No. 18514,

HOMESTEAD LODE (SMITH TRUST MINING LEASE), U.S. Mineral Survey No. 13471,
IDAHO LODE (39/143 INT.), U.S. Mineral Survey No. 96A,
IDAHO MILLSITE (221/858 INT.), U.S. Mineral Survey No. 96B,
IRON KING (SUBSURFACE ONLY), U.S. Mineral Survey No. 16776,
IRON KING NO. 2, (SUBSURFACE ONLY), U.S. Mineral Survey No. 16776,

IRON WONDER (SUBSURFACE ONLY), U.S. Mineral Survey No. 16776,
ISABEL LODE (UNDIVIDED 2/12/), U.S. Mineral Survey No. 170,
JULIET LODE, U.S. Mineral Survey No. 13272,
LAFAYETTE LODE (SUBSURFACE MINERALS), U.S. Mineral Survey No. 12934,
LAFAYETTE LODE (SURFACE-THOMAS S. HENDRICKS), U.S. Mineral Survey No. 12394,
LARAMIE COUNTY LODE (SMITH TRUST MINING LEASE), U.S. Mineral Survey No. 13471,
LARAMIE COUNTY NO. 2 LODE, U.S. Mineral Survey No. 13471,
L.S. ROOT MILLSITE, U.S. Mineral Survey No. 117,
MAINE LODE, U.S. Mineral Survey No. 102,
MAMMOTH LODE, U.S. Mineral Survey No. 13272,
MONTICELLO LODE, U.S. Mineral Survey No. 15637,
NATION LODE, U.S. Mineral Survey No. 12985,
NATION NO. 2 LODE, U.S. Mineral Survey No. 15637,
NATION NO. 3 LODE, U.S. Mineral Survey No. 15637,
PAY ROCK LODE, U.S. Mineral Survey No. 8480,
PONDEROSA LODE, U.S. Mineral Survey No. 13172,
POTOSI LODE, U.S. Mineral Survey No. 48,
PROTECTION LODE, U.S. Mineral Survey No. 13272,

RARE METALS LODE, U.S. Mineral Survey No. 20681A,
RARE METALS MILLSITE, U.S. Mineral Survey No. 20681B,
READY CASH LODE, U.S. Mineral Survey No. 6852,
RICO LODE, U.S. Mineral Survey No. 14286,
ROBERTS PLACER (SUBSURFACE ONLY), U.S. Mineral Survey No. 14284,
ROMEO LODE, U.S. Mineral Survey No. 13272,
SILVER BRICK LODE, U.S. Mineral Survey No. 159,
SILVER POINT LODE, U.S. Mineral Survey No. 39,
SMUGGLER LODE, U.S. Mineral Survey No. 13219,
SUNNY VIEW LODE, U.S. Mineral Survey No. 13471,
SYNDICATE LODE, U.S. Mineral Survey No. 15609,
TACOMA LODE, U.S. Mineral Survey No. 13272,
TEN FORTY LODE, U.S. Mineral Survey No. 287,
WINDY POINT LODE, U.S. Mineral Survey No. 16926,
WORCESTER LODE, U.S. Mineral Survey No. 14286,
County of Boulder, State of Colorado

Exhibit B

Legal Description of Aardvark Property

AMERICAN FLAG LODE, U.S. Mineral Survey No. 12790,
ARIZONA LODE (EAST 500 FEET), U.S. Mineral Survey No. 54,

ARLET NO. 1 LODE, U.S. Mineral Survey No. 16705,
ARLET NO. 2 LODE, U.S. Mineral Survey No. 16705,
ARLET NO. 3 LODE, U.S. Mineral Survey No. 16705,
ARLET NO. 4 LODE, U.S. Mineral Survey No. 16705,

BARABLAS LODE, U.S. Mineral Survey No. 15588,
BELCHER LODE, U.S. Mineral Survey No. 150,
BRAZILIAN LODE, U.S. Mineral Survey No. 13367A,
BRAZILIAN MILLSITE, U.S. Mineral Survey No. 13367B,

CALIFORNIA LODE, U.S. Mineral Survey No. 20483,
CANADIAN LODE (UNDIVIDED 3/8), U.S. Mineral Survey No. 666,
CANDIA LODE, U.S. Mineral Survey No. 20483,
CARIBOU LODE, U.S. Mineral Survey No. 37,
CARRY LODE, U.S. Mineral Survey No. 660,

COLUMBIA LODE, U.S. Mineral Survey No. 167,
COMSTOCK LODE, U.S. Mineral Survey No. 52,
DEVELING LODE, U.S. Mineral Survey No. 13510,
DOUGLAS LODE, U.S. Mineral Survey No. 47,
EAGLE BIRD LODE, U.S. Mineral Survey No. 12790,

EAST IDAHO LODE (UNDIVIDED 50%), U.S. Mineral Survey No. 346,
EAST ST. LOUIS LODE, U.S. Mineral Survey No. 14592,
ENTERPRISE LODE (UNDIVIDED 50%), U.S. Mineral Survey No. 19828,
EUREKA LODE, U.S. Mineral Survey No. 13685,
EXTENSION LODE, U.S. Mineral Survey No. 92,

FANNIE LODE, U.S. Mineral Survey No. 659,
FEDERAL LODE, U.S. Mineral Survey No. 91,
GOLCONDA LODE, U.S. Mineral Survey No. 192,
GRAND ISLAND LODE, U.S. Mineral Survey No. 61,
GRAND VIEW LODE, U.S. Mineral Survey No. 297,

GRANT COUNTY LODE, U.S. Mineral Survey No. 115,
HIDDEN TREASURE LODE, U.S. Mineral Survey No. 105,
ISABEL LODE (UNDIVIDED 10/12), U.S. Mineral Survey No. 170,
IXL LODE, U.S. Mineral Survey No. 85,

JAY LODE, U.S. Mineral Survey No. 169,
KALAMAZOO LODE, U.S. Mineral Survey No. 76,
KLONDIKE LODE, U.S. Mineral Survey No. 14592,
LAST CHANCE LODE, U.S. Mineral Survey No. 14246,
LITTLE EDDIE LODE, U.S. Mineral Survey No. 716,

LOST LODE, U.S. Mineral Survey No. 56,
MONADNOC LODE, U.S. Mineral Survey No. 274,
MONITOR LODE, U.S. Mineral Survey No. 227,
NATIONAL PLACER, U.S. Mineral Survey No. 17718,
NAUTILIS LODE, U.S. Mineral Survey No. 452,

NEW YORK LODE, U.S. Mineral Survey No. 344A,
NEW YORK MILLSITE, U.S. Mineral Survey No. 344B,
NO NAME LODE, U.S. Mineral Survey No. 77,
NON PARIEL, U.S. Mineral Survey No. 6853,
NORTH STAR LODE, U.S. Mineral Survey No. 5269,

NORTHPARK LODE, U.S. Mineral Survey No. 20483,
NORTHWESTERN LODE, U.S. Mineral Survey No. 429,
ONATRIO LODE (SOUTHEASTERLY 500 FEET), U.S. Mineral Survey No. 55,
ONTARIO LODE (WEST 900 FEET), U.S. Mineral Survey No. 55,
OPHIR LODE, U.S. Mineral Survey No. 587,

PANDORA #1 LODE, U.S. Mineral Survey No. 20597,
PANDORA #4 LODE, U.S. Mineral Survey No. 20597,
POORMAN LODE, U.S. Mineral Survey No. 42,
PROMISE LODE, U.S. Mineral Survey No. 149,
SEVEN THIRTY LODE, U.S. Mineral Survey No. 71,

SHERMAN LODE, U.S. Mineral Survey No. 93,
SILVER DOLLAR LODE, U.S. Mineral Survey No. 654, S
OCORRO LODE, U.S. Mineral Survey No. 104,
SPENCER LODE, U.S. Mineral Survey No. 168,
STANDARD NO. 6 LODE, U.S. Mineral Survey No. 16705,

STANDARD NO. 8 LODE, U.S. Mineral Survey No. 16705,
STANDARD NO. 9 LODE, U.S. Mineral Survey No. 16705,
STATEN ISLAND LODE, U.S. Mineral Survey No. 124,
TOLEDO LODE, U.S. Mineral Survey No. 20483,
County of Boulder, State of Colorado

EXHIBIT F

ENDORSEMENT
[Cross Caribou Note]

This Endorsement is attached to and made a part of that certain Promissory Note dated August 1, 2003, as amended by Allonge to Promissory Note dated December 15, 2005, and Allonge to Promissory Note dated December 15, 2006, with a maximum outstanding principal balance of $5,222,095.88 (collectively, the “Promissory Note”), originally made by Calais Resources, Inc., Calais Resources Colorado, Inc., and Aardvark Agencies, Inc. (collectively, the “Makers”) to Broadway Mortgage Corporation, Riviera Holdings, LLC, Michael E. Haws, Kemp Hanley, R. Britton Colbert, and Accounts Plus, Inc., and currently held by Elkhorn Goldfields, LLC, a Delaware limited liability company (“Holder”).

For valuable consideration, the receipt and adequacy of which is hereby acknowledged, Holder hereby, unconditionally transfers, assigns and endorses to Apollo Gold, Inc., a Delaware corporation, all of Holder’s right, title and interest in and to the Promissory Note and all forms of collateral and security under the Promissory Note.  This transfer, assignment and endorsement is made without recourse to Holder, provided nothing in the foregoing is intended to alter, amend, or waive any enforcement rights against the Maker of the Promissory Note.

ELKHORN GOLDFIELDS, LLC,
a Delaware limited liability company

By:
Name:
Its:

STATE OF	)
COUNTY OF	) ss. )

Acknowledged before me, a notary public, this _____ day of January, 2010, by ______________________________ as _____________________ for Elkhorn Goldfields, LLC, a Delaware limited liability company.

Witness my hand and official seal.

My Commission Expires:_____________________.

___________________________________________
Notary Public

Endorsement
[Congo Chief Note]

This Endorsement is attached to and made a part of that certain Promissory Note dated December 16, 2005, with an original principal balance of $258,956.40 (the “Promissory Note”), made by Calais Resources, Inc. (the “Maker”) to MFPI Partners, LLC, a Delaware limited liability company (“Holder”).

For valuable consideration, the receipt and adequacy of which is hereby acknowledged, Holder hereby, unconditionally transfers, assigns and endorses to Apollo Gold, Inc., a Delaware corporation, all of Holder’s right, title and interest in and to the Promissory Note and all forms of collateral and security under the Promissory Note.  This transfer, assignment and endorsement is made without recourse to Holder, provided nothing in the foregoing is intended to alter, amend, or waive any enforcement rights against the Maker of the Promissory Note.

MFPI PARTNERS, LLC,
a Delaware limited liability company

By:
Name:
Its:

STATE OF	)
COUNTY OF	) ss. )

Acknowledged before me, a notary public, this _____ day of January, 2010, by ______________________________ as _____________________ for MFPI Partners, LLC, a Delaware limited liability company.

Witness my hand and official seal.

My Commission Expires:_____________________.

___________________________________________
Notary Public